EXHIBIT 4.1
FORM OF SHARE CERTIFICATE

XXX (TRANSACTION DESCRIPTION)35	ORDINARY SHARE CERTIFICATE	**
N050 01

CERTIFICATE No.	TRANSFER No.	ACCOUNT No	BARGAIN Ref	FIRM	HOLDER Ref	DATE	NUMBER OF SHARES

XXXXXX01	XX999999 / 999904	XXXXTRANSREFXX06X503	XXXXXXXXX07			DD-MMM-YY05	OF 0.01P EACH
Osmetech plc
(Incorporated and registered in England and Wales under the Companies Act 1985 Registered Number 2849544)
THIS IS TO CERTIFY that the undermentioned is/are the registered holder(s) of fully paid Ordinary Shares of 0.01p each in Osmetech plc subject to the Memorandum and Articles of Association of the Company.

NAME(S) OF HOLDER(S)	NUMBER OF SHARES

XXXXX (MAIN HOLDER NAME LINE 1) XXX48	*XXXXXXXX (AMOUNT IN WORDS 1) XXXXXX*55
XXXXX (MAIN HOLDER NAME LINE 2) XXX49	*XXXXXXXX (AMOUNT IN WORDS 2) XXXXXX*56
XXXXX (MAIN HOLDER NAME LINE 3) XXX50	*XXXXXXXX (AMOUNT IN WORDS 3) XXXXXX*57
XXXXX (MAIN HOLDER NAME LINE 4) XXX51	*XXXXXXXX (AMOUNT IN WORDS 4) XXXXXX*58
XXXXX (MAIN HOLDER NAME LINE 5) XXX52	GIVEN under the Seal of the Company

XXXXXXXX (JOINT NAMES LINE 1) XXXXX17
XXXXXXXX (JOINT NAMES LINE 2) XXXXX18
XXXXXXXX (JOINT NAMES LINE 3) XXXXX19
XXXXXXXX (JOINT NAMES LINE 4) XXXXX20
XXXXXXXX (JOINT NAMES LINE 5) XXXXX21

NOTES: No transfer of any portion of this holding will be registered unless this certificate is deposited at the office of the Registrar, Capita Registrars, Northern House, Woodsome Park, Fenay Bridge, Huddersfield HD8 OLA.

THIS DOCUMENT IS VALUABLE AND SHOULD E KEPT IN A SAFE PLACE	BAR CODE
PLEASE DO NOT DETACH THIS COUNTERFOIL UNLESS YOU WISH TO NOTIFY A CHANGE OF ADDRESS

Change of Address Holder Ref: XXXXXXXXX07 Please change the address of my / our Holding to:
Osmetech plc	Name